   As filed with the Securities and Exchange Commission on February 14, 2001
                                                           Reg. No. __________
   ===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
     ---------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

      DELAWARE                                    93-1197477
--------------------------------            ----------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

             11 Sundial Circle, Suite 17, Carefree, Arizona  85377
          -----------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

                   RESTRICTED STOCK AWARDS AND OPTION GRANTS
                  ------------------------------------------
                           (Full title of the plans)

                          J. Andrew Moorer, President
                          11 Sundial Circle, Suite 17
                           Carefree, Arizona  85377
                   ----------------------------------------
                    (Name and address of agent for service)

                                (480) 575-6972
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy To:

                           Clifford L. Neuman, Esq.
                             Neuman & Drennen, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

                        CALCULATION OF REGISTRATION FEE

----------------- ----------   -------------- ----------    --------------
                                  Proposed     Proposed
    Title of      Amount           Maximum      Maximum        Amount of
Securities to be  To be        Offering Price  Aggregate     Registration
   Registered     Registered     Per Share(1)  Offering           FeePrice(1)
----------------- ----------   -------------- ----------    --------------

Common Stock,
 $.0005 par
 value            560,000        $  1.25     $  700,000        $1,848.00

----------------- ----------   -------------- ----------  --------------
Total                                        $  700,000        $1,848.00

(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on the price per share and aggregate offering price based upon the average of the bid and ask closing price of Registrant's Common Stock, as reported on Nasdaq SmallCap Market.


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Guardian Technologies International, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated into this Registration Statement:


     (a) The Company's latest Quarterly Report on Form 10-QSB/A-1 for the quarter ended September 30, 2000, as filed with the Commission on November 20, 2000;

     (b)  The Company's Annual Report on Form 10-KSB for the year ended
          December 31, 1999, as filed with the Commission on April 14, 2000;

     (c) The Company's Current report on Form 8-K as filed with the Commission on October 13, 2000;

     (d)  The Company's Current Report on Form 8-K as filed with the
          Commission on October 16, 2000;

     (e)  The Company's Definitive Proxy Statement for its Annual Meeting of
          Shareholders to be held on February 16, 2001, as filed with the Commission on January 17, 2001;

     (f) A description of the Company's Common Stock as contained in the section "Description of Securities" in the Company's Registration
          Statement on Form SB-2/A-1, SEC File No. 333-38044, as filed with the Commission on January 19, 2001.

     (g) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents; and


                           DESCRIPTION OF SECURITIES

Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC., Temple-Bowron House,
1507 Pine Street, Boulder, Colorado 80302. Clifford L. Neuman, a partner in the firm, is the beneficial owner of 126,000 shares of common stock of the Company.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.




                                  PROSPECTUS

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                          560,000 Shares Common Stock
               _________________________________________________

     This is an offering of shares of the common stock of Guardian
Technologies International, Inc. which are being offered by persons who were issued shares of our common stock or may acquire our common stock pursuant to outstanding options. These persons are referred to in this Prospectus as the "Selling Securityholders." All of the shares of common stock to be sold by the Selling Securityholders were issued to them as compensation for services or were acquired by them pursuant to the exercise of options granted for services. See the sections entitled "Selling Securityholders" and "Description of Securities."

     Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices. Our common stock is currently traded over-the-counter and traded on the Nasdaq
SmallCap Market under the symbol "GRDN." On February 5, 2001, the last reported bid and asked prices of our common stock were $1.25 and $1.38, respectively.

     We will not receive any proceeds from the resale of the common stock.
For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Securityholders."

          Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.








               The Date of This Prospectus is February __, 2001.

                              PROSPECTUS SUMMARY

     This summary highlights important information about our business and about the offering. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                               ABOUT OUR COMPANY

     Please note that throughout this Prospectus the words "we," "our" or "us" refers to Guardian Technologies International, Inc. and not to the Selling
Securityholders.

     Guardian Technologies International, Inc., a Delaware corporation, was originally incorporated in 1989. We manufacture and distribute ballistic protective equipment, including equipment commonly referred to as body armor.
Our product lines include four basic types of ballistic protective vests, ballistic protective shields, a ballistic protective vests for police dogs, aircraft ballistic protective equipment, and assorted other ballistic protective devices, such as ballistic protective blankets and seat cover liners.

     We also are engaged in the specialty steel fabrication business through our 50%-owned subsidiary, Structural Holdings, Inc.

     We also have a wholly-owned subsidiary, Palo Verde Group, Inc., which owns some undeveloped real estate in Arizona and a commercial building and real estate in Wyoming.

     Our executive offices are located at 11 Sundial Circle, Suite 17,
Carefree, Arizona 85377, telephone (480) 575-6972. We use the calendar year for our fiscal year.

                              ABOUT THE OFFERING

     This is an offering of shares of our common stock by persons who were issued shares of our common stock for services or who acquired shares of common stock through the exercise of options granted for services.

     We refer to these persons as "Selling Securityholders" in this Prospectus. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling
Securityholders.

                                 RISK FACTORS

     An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

OUR SHARES OF COMMON STOCK REPRESENT A HIGHLY SPECULATIVE INVESTMENT

     We have been operating at a loss since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES, DEPLETION OF WORKING CAPITAL AND
FINANCIAL INSTABILITY

     Since our inception, we have experienced significant net losses and have accumulated significant deficits. We expect these losses and deficits to continue for an undetermined period of time. There can be no assurance that we will be able to achieve profitable operations or sustained revenues.

RISKS RELATING TO OUR BUSINESSES

IF WE ARE UNABLE TO COMPLETE AND INTEGRATE ACQUISITIONS, WE MAY BE
UNSUCCESSFUL.

     We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to complete attractive acquisitions, obtain financing for acquisitions on satisfactory terms, or successfully acquire identified targets. We may not be successful in integrating acquired businesses into our existing operations.
This integration may result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Competition for acquisition opportunities in our industries may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions.

     We intend to consider acquisitions of and alliances with other companies in industries that could complement our business, including the acquisition of entities in diverse geographic regions and entities offering greater access to industries and markets that we do not currently serve. We cannot provide assurance that suitable acquisition or alliance candidates can be identified or, if identified, that we will be able to consummate such transactions. We also cannot assure that we will be able to integrate successfully any acquired companies into our existing operations, which could increase our operating expenses. Moreover, any acquisition may result in potentially dilutive issuances of equity securities, incurrence of additional debt, and amortization of expenses related to goodwill and intangible assets, all of which could adversely affect our profitability. Acquisitions involve numerous risks, such as diverting attention of our management from other business concerns, our entrance into markets in which we have had no or only limited experience, and the potential loss of key employees of the acquired company, any of which could have a material adverse effect on our business, financial condition and operating results.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.
IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL, WE WILL BE UNABLE TO
SUCCEED IN OUR BUSINESS PLAN.

     Our success depends on the continued services of our senior management and key employees, particularly Messrs. Moorer and Payne, as well as our ability to attract additional members to our management team with experience in the steel fabrication and protective equipment industries. Although we intend to implement a stock option plan designed to retain key management and other employees, and we believe that we offer competitive compensation to such personnel other than with Mr. Moorer, we have no employment agreements with our management or key employees. The unexpected loss of the services of any of our management or other key personnel, or our inability to attract new management when necessary, could have a material adverse effect upon us.

THE INDUSTRIES IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE.  IF WE ARE UNABLE
TO BE COMPETITIVE, OUR PROFIT MARGINS MAY SUFFER.

     The industries in which we operate are highly competitive in all product and service lines. Some of our competitors have significantly greater financial resources, larger facilities and operations and depth and experience of personnel. In the security industry, some of our competitors have more recognizable trademarks for products similar to those sold by us. In addition, our competitors may develop or improve their products, which could render our products obsolete or less marketable. The security industry is extremely competitive and highly fragmented. We expect that the level of competition will increase in the future. We cannot assure you that we will be able to continue to compete successfully.

     Many small and various large companies offer fabrication, erection, and related services that compete with those we provide. Local and regional companies offer competition in one or more of our geographic markets or product segments. Out of state or international companies may provide competition in any market. We compete for every project we obtain. Although we believe customers consider, among other things, the availability and technical capabilities of equipment and personnel, efficiency, safety record and reputation, price competition usually is the primary factor in determining which qualified contractor with available equipment is awarded a contract.
Competition has resulted in pressure on pricing and operating margins, and the effects of competitive pressure in the industry may continue. Many of our competitors have greater capital and other resources than we do and are well established in their respective markets. We cannot assure that our competitors will not substantially increase their commitment of resources devoted to competing aggressively with us or that we will be able to compete profitably with our competitors.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, COMPLIANCE WITH WHICH COULD
BE COSTLY AND ERODE OUR PROFITABILITY, OR SUBJECT US TO GOVERNMENTAL
ENFORCEMENT ACTIONS.

     We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our protective equipment products. In addition, we are obligated to comply with a variety of federal, state and local regulations governing certain aspects of our operations and the workplace, including regulations promulgated by, among others, the U.S.
Departments of Commerce, State and Transportation, and the U.S. Environmental
Protection Agency.

     To the extent that we sell our products internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption.
Our activities in such countries, though limited, create the risk of an unauthorized payment by an employee or agent of ours that would be in violation of various laws including the Foreign Corrupt Practices Act.
Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties that could have a material adverse effect on our business, financial condition, and operating results.

     Many aspects of our operations are subject to governmental regulations in the United States, including regulations relating to occupational health and workplace safety, principally the Occupational Safety and Health Act and regulations thereunder. In addition, we are subject to licensure and we hold or have applied for licenses in each of the states in the United States in which we operate and in certain local jurisdictions within such states.
Although we believe that we are in material compliance with applicable laws and permitting requirements, there can be no assurance that we will be able to maintain this status. Further, we cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations, or changes in or new interpretations of existing regulations.

THE FAILURE OF OUR PRODUCTS COULD GIVE RISE TO PRODUCT LIABILITY CLAIMS

     Our protective equipment products are used in applications where their failure could result in serious personal injuries and death. We believe that the insurance coverage that we maintain is adequate under the circumstances.
However, we cannot assure that this coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any substantial uninsured loss could have a material adverse effect on our business, financial condition, and operating results. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain municipal customers since, at present, many municipal bids require such coverage, and any such inability would have a material adverse effect on our business, financial condition and operating results.

THERE ARE LIMITED SOURCES FOR SOME OF OUR RAW MATERIALS WHICH COULD MAKE US
VULNERABLE TO PRICE INCREASES AND/OR PRODUCT SHORTAGES.

     The primary raw material that we use in manufacturing ballistic-resistant garments is Spectrashield, a patented product of Honeywell. Although we enjoy a good relationship with Honeywell, if our supply of that material were cut off or if there were a material increase in the prices of that material, our manufacturing operations could be severely curtailed and our business, financial condition and operating results would be materially adversely affected.

     Although the raw materials we use in our steel fabrication business are available from numerous suppliers, steel prices have risen in the past and may rise again. An unexpected rise in the price of steel or other raw materials would increase our costs on projects, and could result in reducing our profit margins, or even create losses on certain projects.

MANY OF OUR CUSTOMERS HAVE FLUCTUATING BUDGETS WHICH COULD RESULT IN REDUCED
DEMAND FOR OUR PRODUCTS.

     Customers for our protective equipment products include law enforcement and governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for law enforcement. Many domestic and foreign government agencies have experienced budget deficits that have led to decreased spending in certain areas. Our operating results may be subject to substantial period-to-period fluctuations as a result of these and other factors affecting capital spending. A reduction of funding for law enforcement related to security products or funding for military base construction related to steel fabrication products could have a material adverse effect on our business, financial condition, and operating results.

WE ARE DEPENDENT UPON OUR PROPRIETARY TECHNOLOGY

     We are dependent in our protective equipment business upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, service marks, and designs to promote brand name development and recognition. We rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition, and operating results. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition and operating results.
Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, or prevent us from selling our products which could have a material adverse effect on our business, financial condition and operating results.

OUR STEEL FABRICATION BUSINESS' DEPENDENCE ON THE CONSTRUCTION INDUSTRY MAY
CREATE VARIATIONS IN OUR OPERATING RESULTS.

     Our steel fabrication business has experienced variations in its operating results because of a number of factors, many of which are outside our control. We expect that those variations may continue. In particular, our operating results may vary because of downturns in one or more segments of the building construction industry, changes in economic conditions, our failure to obtain, or delays in awards of, major projects, the cancellation of major projects, our failure to timely replace projects that have been completed or are nearing completion, or declines in the amount of our billings in excess of costs and recognized earnings on uncompleted projects. Any of these factors could result in the periodic inefficient or underutilization of our resources and could cause our operating results to fluctuate significantly from period to period, including on a quarterly basis.

     Our steel fabrication business earns virtually all of its revenues in the building construction industry, which is subject to local, regional, and national economic cycles. Those revenues and cash flows depend to a significant degree on major construction projects in various industries, including government military installations, commercial offices and hotels, and school systems, each of which industries may be adversely affected by general or specific economic conditions. If construction activity declines significantly in our principal markets, our business, financial condition and operating results would be adversely affected.

     When we bid on projects, we estimate our costs, including projected increases in costs of labor, materials, and services. Costs and gross profit realized on a fixed price contract may vary from estimated amounts because of unforeseen conditions or changes in job conditions, variations in labor and equipment productivity over the terms of contracts, higher than expected increases in labor or material costs, and other factors. These variations could have a material adverse effect on our business, financial condition, and operating results for any period.

     We routinely rely on subcontractors to perform a portion of our fabrication and all of our project detailing to fulfill projects that we cannot fulfill in-house due to capacity constraints, or that are in markets in which we have not established a strong local presence. In order to complete these projects successfully we must retain and successfully manage these subcontractors. Any difficulty we may have in attracting and retaining qualified subcontractors on terms and conditions favorable to us could have an adverse effect on our ability to complete these projects in a timely and cost effective manner.

OUR USE OF PERCENTAGE OF COMPLETION ACCOUNTING MAY ADVERSELY AFFECT OPERATING
RESULTS IN FUTURE PERIODS.

     We recognize steel fabrication revenues using the percentage of completion accounting method. Under this method, we recognize revenue based on the ratio that costs incurred to date bear to the total estimated costs to complete the project. We estimate losses on contracts in full when we determine that we will incur a loss on the project. We frequently review and revise revenues and total cost estimates as work progresses on a contract and as contracts are modified. Accordingly, we reflect revenue adjustments based upon the revised completion percentage in the period that estimates are revised. Although we base revenue estimates on management assumptions supported by historical experience, these estimates could vary materially from actual results. To the extent percentage of completion adjustments reduce previously reported revenues, we would recognize a charge against operating results, which could have a material adverse effect on our operating results for the applicable period.

THE CONCENTRATION OF OUR STEEL FABRICATION OPERATIONS IN ONE INDUSTRY AND IN
ONE GEOGRAPHICAL REGION MAY CREATE PERIODIC FLUCTUATIONS OF OUR REVENUES.

     Our fabrication and erection operations currently are conducted primarily in the governmental sector of the construction industry, which has experienced substantial growth during recent years. Because of this concentration, future construction activity and our business may be adversely affected in the event of a downturn in economic conditions existing in the governmental sector, including military base construction as well as commercial construction in the Oklahoma area and in the Southern United States generally. Factors that may affect economic conditions include increases in interest rates or limitations in the availability of financing for construction projects, decreases in the amount of funds budgeted for governmental projects, decreases in capital expenditures devoted to the construction of plants, distribution centers, industrial facilities, hotels, office buildings, convention centers, and other facilities, and downturns in occupancy rates, office space demand, tourism and convention related activity and population growth.

THE NATURE OF OUR OPERATIONS CREATES RISKS OF COSTLY LITIGATION AND DAMAGES
THAT WE MAY NOT BE ADEQUATELY INSURED AGAINST.

     Construction and heavy steel plate weldments involve a high degree of operational risk. Natural disasters, adverse weather conditions, design, fabrication, and erection errors, and work environment accidents can cause death or personal injury, property damage and suspension of operations.
Furthermore, delays in project deliveries can result in significant back charges and/or liquidated damages. The occurrence of any of these events could result in loss of revenues, increased costs, and liability to third parties.
Although we are not currently involved in any such claims, we are subject to litigation claims in the ordinary course of our business, including backcharges and liquidated damage claims, and the resultant lawsuits asserting substantial claims. Currently, we do not maintain any reserves for potential litigation, and we expense litigation costs if and when we incur them. We maintain risk management, insurance, and safety programs intended to prevent or mitigate losses. There can be no assurance that any of these programs will be adequate or that we will be able to maintain adequate insurance in the future at rates that we consider reasonable.

OUR OPERATING LOSSES COMBINED WITH THE NATURE OF OUR BUSINESS HAS RESULTED IN
A WORKING CAPITAL SHORTAGE.

     Since our inception we have incurred continuing losses, including
$825,076 in 1999 and $447,255 in 1998, respectively. If losses continue and/or we are unable to raise adequate capital to fund future operations, we may be required to curtail operations, liquidate assets or enter into capital or financing arrangements on terms which may have an adverse effect on future operations.

     Our steel fabrication operations require significant amounts of working capital to procure materials for contracts to be performed over relatively long periods, and for purchases and modifications of heavy-duty and specialized fabrication equipment. In addition, our contract arrangements with customers sometimes require us to provide payment and performance bonds and, in selected cases, letters of credit, to partially secure our obligations under our contracts, which may require us to incur significant expenditures prior to receipt of payments. Furthermore, our customers often will retain a portion of amounts otherwise payable to us during the course of a project as a guarantee of completion of that project. To the extent we are unable to receive project payments in the early stages of a project, our cash flow would be reduced, which could have a material adverse effect on our business, financial condition and operating results. To finance our operations, we are customarily highly leveraged, which creates a substantial risk that we would be unable to make timely payments on our debt.

     Structural's notes payable and line of credit have various financial and operational covenants, including certain working capital and debt to equity ratios, operating cash flow to annual debt service ratios, net worth requirements, a limitation on capital expenditures, and a minimum cash flow
requirement.   It was not in compliance with certain covenants as of December
31, 1999 and as of September 30, 2000.  It is currently seeking a waiver of said covenants.  Management believes the waiver will be granted; however, we have included the related indebtedness as a current liability until such time that the waiver has been granted.

WE MAY BE ADVERSELY AFFECTED BY APPLICABLE ENVIRONMENTAL LAWS.

     We are subject to federal, state, and local laws and regulations governing the protection of the environment, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. We have made and will continue to make capital expenditures in order to comply with environmental requirements.
Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future.

     Our operations and properties are affected by numerous federal, state and local environmental protection laws and regulations, such as those governing discharges to air and water and the handling and disposal of solid and hazardous wastes. Compliance with these laws and regulations has become increasingly stringent, complex, and costly. There can be no assurance that such laws and regulations or their interpretation will not change in a manner that could materially and adversely affect us. Certain environmental laws, such as the Comprehensive Environmental Response, Compensation and Liability
Act ("CERCLA") and its state law counterparts, provide for strict and joint and several liability for investigation and remediation of spills and other releases of toxic and hazardous substances. These laws may apply to conditions at properties currently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors come to be located. Although we have not incurred any material environmental related liability in the past and we believe that we are in material compliance with environmental laws, there can be no assurance that we will not incur such liability in connection with the investigation and remediation of facilities we currently operate (or formerly owned or operated) or other locations in a manner that could materially and adversely affect us.

DELAWARE LAW MAY LIMIT POSSIBLE TAKEOVERS.

     Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits publicly held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

DELAWARE LAW AND OUR BY-LAWS PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF
LAWSUITS.

     Delaware law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Bylaws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances.
The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances. We have also entered into indemnity agreements with each of our directors and officers, and we have directors' and officers' liability insurance.

RISKS RELATED TO OUR SHARES

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE.

     The market price for our common stock has been highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends, and other factors, have caused, and may in the future cause the market price of our common stock to fluctuate substantially. Due to our relatively small size, our winning or losing a large contract may have the effect of distorting our overall financial results.

WE WILL HAVE BROAD DISCRETION TO ALLOCATE ANY PROCEEDS WE RECEIVE FROM THE
EXERCISE OF WARRANTS.  WE CANNOT GUARANTEE THAT THE MONIES RECEIVED WILL
IMPROVE OUR OPERATIONS.

     Any monies we may receive from the exercise of the warrants have been allocated generally to provide funds for future acquisitions and for working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our operating results.

THE SALES OF RESTRICTED SECURITIES AND SHARES UNDERLYING OPTIONS AND WARRANTS
COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     Actual sales or the prospect of future sales of shares of our common stock under Rule 144, and sales or the prospect of sales of shares by means of this prospectus may have a depressive effect upon the price of, and market for, our common stock. As of September 30, 2000, 3,973,462 shares of our common stock were issued and outstanding. Approximately 836,800 of those shares are not presently available to be sold in the public market. An additional 5,698,712 shares may be issued pursuant to certain outstanding options and warrants.

     We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market will probably adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS AND/OR OUR ABILITY TO ISSUE
ADDITIONAL SECURITIES WITHOUT STOCKHOLDER APPROVAL COULD HAVE SUBSTANTIAL
DILUTIVE AND OTHER ADVERSE EFFECTS ON EXISTING STOCKHOLDERS AND INVESTORS IN
THIS OFFERING.

     We are authorized to issue up to 1,000,000 shares of preferred stock. We can fix and determine the relative rights and preferences of preferred shares and may issue these shares without further stockholder approval. As a result, we could authorize the issuance of a series of preferred stock that would:

          - grant to holders preferred rights to our assets upon liquidation;

          - grant to holders the right to receive dividend coupons before dividends would be declared to common stockholders; and

          - grant to holders the right to the redemption of those shares, together with a premium, prior to the redemption of common stock. Common stockholders have no redemption rights.

     We also have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. We could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. We currently have outstanding options exercisable to purchase up to 470,000 shares of common stock at a weighted average exercise price of $1.04, and warrants exercisable to purchase up to 1,628,712 shares of common stock at an exercise price of $7.50 per share. We also issued warrants to purchase
3,600,000 shares of common stock, exercisable at a weighted average price of $1.06 per share, in January 2000. Holders of the options or warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by such options or warrants. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor in this Offering.

THE TRADING VOLUME OF OUR COMMON STOCK MAY DIMINISH SIGNIFICANTLY IF OUR
COMMON STOCK IS PROHIBITED FROM BEING TRADED ON THE NASDAQ SMALL CAP MARKET.

     The over-the-counter markets for securities such as the shares offered hereby historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and investment markets generally, as well as economic conditions and quarterly variations in our operating results, may adversely affect the market price of our common stock.

     Although our common stock is currently included in Nasdaq Small Cap
Market, there can be no assurance that they will remain eligible to be included in Nasdaq. At September 30, 2000, our net tangible assets were slightly above the level required to maintain the listing of our common stock on Nasdaq. In the event that our common stock were no longer eligible to be included in Nasdaq, trading in our common stock could be subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks" which could materially, adversely affect the liquidity of our securities. The regulations define a penny stock as any equity security not listed on a regional or national exchange or Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions. The material, adverse effects of such designation could include, among other things, impaired liquidity with respect to our securities and burdensome transactional requirements associated with transactions in our securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation. These requirements could lead to a refusal of certain broker-dealers to trade or make a market in our securities.



                            ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
You may read and copy any document we file at the Commission's Public
Reference Rooms in Washington, D.C., New York, New York, and Chicago,
Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

------------------

     We have filed with the Commission a Registration Statement on Form S-8 to register the shares of our common stock to be sold by the Selling
Securityholders. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration
Statement and to the exhibits filed as part of the Registration Statement.
You can review a copy of the Registration Statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate,"
"plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting our industries;

     *    changes in our business strategies; and

     *    the level of demand for our products.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                            SELLING SECURITYHOLDERS

     The Selling Securityholders are offering to sell 560,000 shares of our common stock covered by this prospectus. The Selling Securityholders are the following persons:

     J. ANDREW MOORER - Mr. Moorer is President, CEO and Director of Guardian.
The shares of our common stock which he may sell under this Prospectus have been or will be acquired by him pursuant to the exercise of options granted to him under his employment agreement for his services as our President and CEO. The shares offered by Mr. Moorer also include 80,000 shares issued to him in consideration of a voluntary reduction in his salary as President and CEO.

     KEVIN L. HOUTZ - Mr. Houtz is a member of our Board of Directors. The shares which he is offering to sell were issued to him in consideration of his services as a consultant to the Company.

     CLIFFORD L. NEUMAN - Mr. Neuman is a partner in the law firm that serves as legal counsel to the Company. He received his shares of common stock in lieu of cash payment as compensation for legal services.

     The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by him prior to this Offering, and the maximum number of shares he may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders.
The number of shares owned by the Selling Securityholder after the Offering will depend upon the number of shares actually sold by him.



                        Number of    Maximum    Number of
                         Shares     Number of    Shares
                      Beneficially   Shares   Beneficially
                      Owned Prior  to be Sold     Owned
                           to          in         After
                       Offering(1)   Offering   Offering       Percent
                      ------------  --------- ----------      --------


J. Andrew Moorer           600,000    380,000    220,000           -0-
Kevin L. Houtz (2)         284,000     80,000    204,000          5.0%
Clifford L. Neuman (3)     126,000    100,000     26,000           nil

____________________

     (1) The number of shares indicated includes shares which are issuable upon the exercise of currently vested options or options which will vest over a period of 60 days from the date of filing of this Prospectus by the Selling Securityholder.

     (2)  Includes warrants exercisable to purchase 120,000 shares.

     (3)  Includes warrants exercisable to purchase 24,000 shares.

     We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this Offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                USE OF PROCEEDS

     We will not receive any proceeds when Selling Securityholders sell shares of common stock under this Prospectus.

                             PLAN OF DISTRIBUTION

     The Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

          * A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

          * Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

          * Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

          * In privately negotiated transactions not involving a broker or dealer.

          *    Transactions in the over-the-counter market;

          * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of the Selling Securityholder. Broker-dealers may charge commissions to both the Selling Securityholder selling common stock and purchasers buying shares sold by the Selling Securityholder. If a broker buys shares directly from the Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, the Selling Securityholders must comply with regulations relating to distributions by the Selling Securityholder, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits a Selling Securityholder from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this Prospectus.

     Some states may require that registration, exemption from registration or notification requirements be met before the Selling Shareholder may sell their common stock. Some states may also require the Selling Securityholder to sell their common stock only through broker-dealers.

                           DESCRIPTION OF SECURITIES

     We are authorized to issue up to 15,000,000 shares of common stock, $.0005 par value per share, and 1,000,000 shares of preferred stock.

COMMON STOCK

     Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

     The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED SHARES

     Our Articles of Incorporation authorize issuance of a maximum of 1,000,000 preferred shares. Our Articles of Incorporation vest us with authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and our Articles of Incorporation in respect of, among other things:

          1. The number of preferred shares to constitute such series, and the distinctive designations thereof;

          2. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

          3. Whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          4. The liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation;

          5. Sinking fund or other provisions, if any, for redemption or purchase of preferred shares;

          6. The terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and

          7.   Voting rights, if any.

In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of iRV, Inc. which we have not approved, it would be possible for us, subject to any limitations imposed by applicable law, our Articles of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed, to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION AND DELAWARE LAW

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

TRANSFER AND WARRANT AGENT

      Signature Stock Transfer, Inc., Dallas, Texas, is the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. We have 4,372,462 shares of common stock outstanding. Of these shares, 3,211,660 shares are freely tradable without restriction under the Securities Act. The remaining 1,160,802 shares are "restricted securities" as defined in Rule 144 and may be sold under Rule 144.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell such shares in compliance with Rule 144, other than the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

                                 LEGAL MATTERS

     The validity of the resale of the common stock offered hereby will be passed upon for the Company by Neuman & Drennen, LLC of Boulder, Colorado. Clifford L. Neuman, a partner in the firm, is the beneficial owner of 126,000 shares of our common stock.

                                    EXPERTS

     The audited financial statements of Guardian Technologies International, Inc. as of December 31, 1999 and for each of the the years ended December 31, 1999 and 1998 have been incorporated by reference in this Registration Statement, in reliance upon the reports of Hein + Associates LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                                 COMMON STOCK

                                560,000 SHARES

                              FEBRUARY ____, 2001

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation limit the liability of a director for monetary damages for his conduct as a director, except for:

          - Any breach of the duty of loyalty to Guardian or its stockholders,

          - Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

          - Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.

          -    Liability under federal securities law

     The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above. These provisions does not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. Our by-laws provide that if Delaware law is amended, in the case of alleged occurrences of actions or omissions preceding any such amendment, the amended indemnification provisions shall apply only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted prior to such amendment.

     Our articles of incorporation and by-laws also provide that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents. The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   EXHIBITS

     Exhibit
     Number    Description
     -------   -----------

     *3.1      Certificate of Incorporation

     *3.2      Bylaws

     *4.2      Specimen Common Stock Certificate

      5.1 Opinion of Neuman & Drennen, LLC relating to the legality of shares of Common Stock offered hereby.

     23.1      Consent of Neuman & Drennen, LLC

     23.2      Consent of Hein + Associates LLP, Certified Public Accountants

     24.1      Power of Attorney.  Reference is made to Signature page.

--------------------------

* Filed as an exhibit to the Form SB-2/A Registration Statement, as amended through the date hereof, filed with the Commission, which is incorporated herein by this reference.

                                 UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporate by reference in the registration statement.

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carefree, Arizona, on February 14, 2001.

                                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


                                   By:  /s/ J. Andrew Moorer
                                        --------------------------------
                                        J. Andrew Moorer
                                        President and CEO

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Andrew Moorer, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                  Date
---------                          -----                  ----

/s/ J. Andrew Moorer            President,          February 14, 2001
-------------------------     Chief Executive
J. Andrew Moorer           Officer and Director


/s/ Oliver L. North        Chairman of the Board    February 14, 2001
--------------------------     and Secretary
Oliver L. North


/s/ Kevin L. Houtz               Director           February 14, 2001
--------------------------
Kevin L. Houtz

/s/ David W. Stevens             Director           February 14, 2001
--------------------------
David W. Stevens

/s/ Herbert M. Jacobi            Director           February 14, 2001
--------------------------
Herbert M. Jacobi